UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                     August 12, 2010

APPLIED ENERGETICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-14015	77-0262908
(Commission File Number)	(IRS Employer Identification No.)

3590 East Columbia Street, Tucson, Arizona	85714
(Address of Principal Executive Offices)	(Zip Code)

(520) 628-7415

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On August 12, 2010, with a start date of December 1, 2010, Joseph C. Hayden, the Chief Operating Officer of Applied Energetics, Inc. (the “Company”), entered into a Sales Plan with a brokerage firm under Rule 10b5-1 of the Securities Exchange Act of 1934.  Such plans allow a corporate insider to gradually diversify holdings of his company’s common stock while minimizing any market effects of such trades by spreading them out over an extended period of time and eliminating any market concern that such trades were made by a person while in possession of material nonpublic information.

Mr. Hayden’s 10b-5-1 plan provides for sales up to a maximum of 500,000 shares of the Company’s common stock over a 12-month period beginning on December 1, 2010, with a minimum sales prices of $2.00 as to 300,000 of the shares, $3.00 as to an additional 100,000 shares and $4.00 as to an additional 100,000 shares, and commencing as to 125,000 share on each of December 1, 2010, March 1, 2011, June 1, 2011 and September 1, 2011.  All sales under the 10b5-1 plans are subject to the terms and conditions thereof.  Under the plan, Mr. Hayden represented and agreed not to make any other open market sales of the Company’s common stock until the plan terminates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED ENERGETICS, INC. (Registrant)

By:	/s/ Humberto Astorga
Humberto Astorga
Chief Financial Officer

Date:  August 12, 2010